CERTIFICATE OF AMENDMENT

                                       TO

                         CERTIFICATION OF INCORPORATION

                                       OF

                            CAPITAL ASSOCIATES, INC.

                         Adopted in accordance with the
                          provisions of Section 242 of
                         the General Corporation Law of
                              the State of Delaware


         CAPITAL ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation has adopted the following resolutions proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation:

                 RESOLVED, that Article V of the Company's Certificate of Incorporation be amended to delete in its entirety paragraph 3 thereof entitled "Removal";

                 RESOLVED, that the foregoing amendment be submitted for approval of the stockholders of the Company by written consent in lieu of a special meeting of stockholders, and the Board of Directors does hereby recommend that such amendment be approved . . .

         SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the outstanding stock of the Corporation have given written consent to said Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That written notice of such action has been given to all stockholders of the Corporation that did not so act by written consent in accordance with Section 228(c) of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation will not be reduced by reason said Amendment.

         FIFTH: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, CAPITAL ASSOCIATES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Gary M. Jacobs, its Vice President, and attested to by Joseph A. Newcomb, its Secretary, this 2nd day of March, 1987.



                                            /s/Gary M. Jacobs
                                            ----------------------------
                                            Gary M. Jacobs
                                            Vice President


ATTEST:


/s/Joseph A. Newcomb
----------------------------
Joseph A. Newcomb, Secretary


(seal)

JRG442D.